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                                                                   Exhibit 10.23
                              EMPLOYMENT AGREEMENT



           THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of June 9, 1998 (the "EFFECTIVE DATE"), by and between QUIDEL CORPORATION, a Delaware corporation (the "COMPANY"), and ANDRE de BRUIN, an individual ("DE BRUIN").

           1. EMPLOYMENT. The Company hereby engages de Bruin as its President and Chief Executive Officer and de Bruin accepts such employment upon the terms and subject to the conditions set forth in this Agreement.

           2. DUTIES AND RESPONSIBILITIES. de Bruin will report directly to the Board of Directors (the "Board"). de Bruin shall perform such duties and functions consistent with his role as President and Chief Executive Officer as may from time to time be assigned to him by the Board. de Bruin agrees that during the course of the Company's business hours throughout the term of this Agreement, he will devote the whole of his time, attention and efforts to the performance of his duties and obligations hereunder. de Bruin shall not, without the prior written approval of the Board, and obtained in each instance, directly or indirectly (i) accept employment or receive any compensation for the performance of services from any business enterprise other than the Company or
(ii) enter into or be concerned or interested in any trade or business or public or private work (whether for profit or otherwise and whether as partner, principal, shareholder or otherwise), which may, in the reasonable discretion of the Board, hinder or otherwise interfere with the performance by de Bruin of his duties and obligations hereunder; provided, however, that de Bruin may serve on the boards of directors of up to three for-profit corporations and such non-profit organizations as he determines; so long as such commitments do not unreasonably interfere with de Bruin's duties and responsibilities to the Company and the Board of Directors does not object to de Bruin's directorship based upon reasonable concerns relating to the nature of the company in question or its business.

           3.        COMPENSATION.

                      (a) SALARY. For all services to be rendered by de Bruin under this Agreement, the Company agrees to pay de Bruin, beginning July 6, 1998, a salary (the "Base Salary") equal to Three Hundred Seventy Thousand Dollars ($370,000) per year, payable in the Company's normal payroll cycle, less all amounts required by law to be withheld or deducted. The Compensation Committee of the Board of Directors shall review de Bruin's Base Salary on about April 1, 1999 and yearly thereafter. The Compensation Committee, in its sole and absolute discretion from time to time, may increase (but not decrease without de Bruin's prior written consent) de Bruin's Base Salary. From June 9, 1998 to July 6, 1998 de Bruin's compensation will continue and be paid as per de Bruin's Employment Agreement dated June 23, 1997, as amended by Amendment No. 1 dated as of March 3, 1998.

                      (b) STOCK OPTIONS. Pursuant to duly adopted Resolutions of the Board of June 9, 1998, the Company approved the 1998 Stock Incentive Plan, subject to shareholder approval at the next Annual Meeting of the Stockholders, and granted to de Bruin incentive and nonstatutory stock options under the 1998 Stock Incentive Plan, if approved, to purchase up to


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                                                                   Exhibit 10.23


1,428,420 shares of the Company's Common Stock, under the terms and conditions set forth in that certain Stock Option Agreement executed by the Company and de Bruin concurrently with this Agreement, a copy of which is attached hereto as Exhibit A. Upon Shareholder approval of the 1998 Stock Incentive Plan, de Bruin and the Board agreed to terminate all of de Bruin's existing stock options, whether vested or not, granted pursuant to the terms of that certain Stock Option Agreement dated as of June 23, 1997.

                      (c) BENEFITS.

           During the Term of de Bruin's employment hereunder:

                               (1) de Bruin shall be entitled to four (4) weeks annual vacation leave consistent with the Company's policies for other senior executives of the Company.

                               (2) The Company shall pay or reimburse de Bruin for all reasonable and necessary travel and other business expenses incurred or paid by de Bruin in connection with the performance of his services under this Agreement consistent with the Company's policies for other senior executives of the Company as approved by the Compensation Committee. Additionally, de Bruin shall be entitled to receive an annual $2,500 tax consulting and preparation allowance.

                               (3) Commencing on the date of this Agreement, the Company shall provide and pay for the annual cost of premiums for health, dental and medical insurance coverage for de Bruin and de Bruin's dependents consistent with the coverage generally made available by the Company to senior executives of the Company.

                               (4) Provided that de Bruin meets the insurability requirements of a reputable national life insurance company for a man of his age in good health and is otherwise eligible for term life insurance, the Company agrees (while de Bruin is employed by the Company) to purchase and pay the commercially reasonable premiums for term life insurance in a policy amount of $1,000,000 on the life of de Bruin, payable to the estate of de Bruin, his heirs and assigns. Such policy will be transferred to de Bruin upon the termination of his employment.

                               (5) In addition to the benefits set forth above, de Bruin shall be entitled to participate in any other policies, programs and benefits which the Compensation Committee may, in its sole and absolute discretion, make generally available to its other senior executives from time to time including, but not limited to, life insurance, disability insurance, pension and retirement plans, stock plans, cash and/or other bonus programs, and other similar programs.

           4. RELOCATION: Promptly after the Effective Date de Bruin will list his Boulder, Colorado home at a price no greater than the value determined by a qualified independent appraisal as approved by the Board. In the event that the actual sale price is less than the listing price, the Company will reimburse de Bruin for the difference, up to a maximum of $100,000. Additionally, the Company will (from July 6, 1998 to the earlier of July 6, 2000 or sale of de


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                                                                   Exhibit 10.23

Bruin's Boulder residence) reimburse de Bruin for all mortgage interest, property taxes, reasonable property maintenance costs and reasonable selling and closing costs associated with de Bruin's Boulder residence. The Company shall also reimburse de Bruin for all reasonable relocation, up to six (6) months temporary living and moving costs from Boulder to San Diego including reasonable costs associated with the purchase of a new home in San Diego (such as allocable closing costs and up to one "point" in up-front financing costs, but excluding real estate broker commissions and fees). To the extent that any of the foregoing is taxable income to de Bruin, the Company will pay to de Bruin an additional amount in cash (the "Gross-Up Payment") equal to the sum of (i) the federal, state and local taxes payable by de Bruin as a result of the benefits set forth in this Section 4, plus (ii) all "Attributable Taxes." For purposes hereof, "Attributable Taxes" means all taxes payable by de Bruin as a result of receipt of the Gross-Up Payment. de Bruin must submit customary and reasonable documentation, including proof of payment, for any and all such reimbursements.

           5. BRIDGE LOAN: The Company will provide an unsecured loan of up to a maximum of $400,000 (principal amount) to enable de Bruin to purchase a residence in San Diego. Interest shall accrue at 5% per annum (or, if greater, the minimum amount required to avoid imputed interest income). All principal and interest shall be immediately due and payable on the earlier of sale of de Bruin's Boulder residence or July 6, 2000. Such loan will be unsecured unless security is necessary to assure the deductibility of such interest as mortgage interest, in which event any security granted by de Bruin to the Company would be subordinated to the principal mortgage lender on de Bruin's San Diego residence.

           6. AT WILL EMPLOYMENT. The Company and de Bruin acknowledge and agree that de Bruin's employment by the Company is expressly "at will" and not for a specified term. This means that either party may terminate de Bruin's employment at any time, with or without cause. Any termination of de Bruin's employment is, however, subject to the terms and provisions of this Agreement.

           7.        INVENTIONS.

                      (a) DISCLOSURE. de Bruin will disclose promptly to the Company each Invention (as defined below), whether or not reduced to practice, that is conceived or learned by de Bruin (either alone or jointly with others) during the term of his employment by the Company. Further, de Bruin will disclose in confidence to the Company all patent applications filed by or on behalf of de Bruin during the term of his employment and for a period of one (1) year thereafter.

                      For purposes of this Agreement, the term "INVENTION" includes, without limitation, any invention, discovery, know-how, idea, trade secret, technique, formula, machine, method, process, use, apparatus, product, device, composition, code, design, program, confidential information, proprietary information, or configuration of any kind, that is discovered, conceived, developed, made or produced by de Bruin (alone or in conjunction with others) during the duration of de Bruin's employment and for a period of one (1) year thereafter, and which:



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                                                                   Exhibit 10.23

                               (1) relates at the time of conception or reduction to practice of the invention, in any manner, to the business of the Company, including actual or demonstrably anticipated research or development;

                               (2) results from or is suggested by work

           performed by de Bruin for or on behalf of the Company; or

                               (3) results from the use of equipment,
           supplies, facilities, information, time or resources of the Company.

The term Invention will also include any improvements to an Invention, and will not be limited to the definition of patentable or copyrightable invention as contained in the United States patent or copyright laws.

                      (b) COMPANY PROPERTY; ASSIGNMENT. de Bruin acknowledges and agrees that all Inventions will be the sole property of the Company, including, without limitation, all domestic and foreign patent rights, rights of registration or other protection under the copyright laws, or other rights, pertaining to the Inventions. de Bruin hereby assigns all of his right, title and interest in any such Inventions to the Company.

                      (c) EXCLUSION NOTICE. The assignment by de Bruin of Inventions under this Agreement does not apply to any Inventions that are expressly excluded from coverage pursuant to Section 2870 of the California Labor Code. Accordingly, de Bruin is not required to assign an idea or invention for which all of the following are applicable:

                                 (1) No equipment, supplies, facility or trade
                      secret information of the Company was used and the invention or idea was developed entirely on de Bruin's own time;

                                 (2) The invention or idea does not relate to
                      the business of the Company;

                                 (3) The invention or idea does not relate to
                      the Company's actual or demonstrably anticipated research or development; and

                                 (4) The invention or idea does not result from
                      any work performed by de Bruin for the Company.

As used in this Section 7(c), "INVENTION" will have the same meaning as "invention" as used in Section 2870 of the California Labor Code.

                      (d) PATENTS AND COPYRIGHTS; ATTORNEY-IN-FACT. de Bruin agrees to assist the Company (at the Company's expense) in any way the Company deems necessary or appropriate from time to time to apply for, obtain and enforce patents on, and to apply for, obtain and enforce copyright protection and registration of, Inventions in any and all countries. To that end, de Bruin will (at the Company's expense), without limitation, testify in any suit or other proceeding involving any Invention, execute all documents that the Company reasonably determines to be



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                                                                   Exhibit 10.23

necessary or convenient for use in applying for and obtaining patents or copyright protection and registration thereon and enforcing same, and execute all necessary assignments thereof to the Company or parties designated by it. de Bruin's obligations to assist the Company in obtaining and enforcing patents or copyright protection and registration for Inventions will continue beyond termination of his employment, but the Company will compensate de Bruin at a reasonable rate after such termination for the time actually spent by de Bruin at the Company's request on such assistance. de Bruin hereby irrevocably appoints the Company, and its duly authorized officers and agents, as de Bruin's agent and attorney-in-fact to act for and on behalf of de Bruin in filing all patent applications, applications for copyright protection and registration amendments, renewals, and all other appropriate documents in any way related to Inventions.

           8. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except in the performance of his duties hereunder, de Bruin will not disclose to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) pertaining to the Company obtained by de Bruin in the course of his employment with the Company. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" will include all of the Company's confidential or proprietary information, including, without limitation, any information encompassed in all Inventions, and any trade secrets, reports, investigations, experiments, research or developmental work, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, and all concepts or ideas, materials or information related to the business, products or sales of the Company or the Company's customers; provided, however, that Confidential Information shall not include information, documents or data that (i) is or subsequently becomes publicly available without de Bruin's breach of any obligation of confidentiality owed to the Company; (ii) was known to de Bruin prior to his original employment by the Company; (iii) becomes known to de Bruin from a source other than the Company (which is not breaching an obligation to the Company) and which de Bruin learns of outside the scope of his employment with the Company; or (iv) is required to be disclosed by law or other governmental authority.

           9. RETURN OF MATERIALS AT TERMINATION. In the event of any termination of de Bruin's employment for any reason whatsoever, de Bruin will promptly deliver to the Company all documents, data, and other information pertaining to Inventions and Confidential Information. de Bruin will not take with him any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Inventions or Confidential Information.

           10. NON-SOLICITATION. de Bruin agrees that so long as he is employed by the Company and for a period of one (1) year after termination of his employment for any reason, he will not (a) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue his or her employment with the Company; (b) usurp any opportunity of the Company of which de Bruin became aware during his tenure at the Company; or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account, customer or client with the Company.



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                                                                   Exhibit 10.23

           11. REMEDIES UPON BREACH. In the event of any breach by de Bruin of
Section 8 or 9 of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin de Bruin from violating such terms of this Agreement, to enforce the specific performance by de Bruin of such terms of this Agreement, and to obtain damages, or any of them, but nothing contained herein will be construed to prevent such remedy or combination of remedies as the Company may elect to invoke.

           12. NO WAIVER. The waiver by either party of a breach of any provision of this Agreement will not operate as or be construed as a waiver of any subsequent breach thereof.

           13. NOTICES. Any and all notices referred to herein will be sufficiently furnished if in writing, and sent by registered or certified mail, postage prepaid, to the respective parties at the following addresses or such other address as either party may from time to time designate in writing:

                     To the Company:      QUIDEL CORPORATION
                                          10165 McKellar Court
                                          San Diego, CA  92121
                                          Attention: Chief Executive Officer

                     To de Bruin:         ANDRE de BRUIN
                                          50 Wildwood Lane
                                          Boulder, CO  80304

           14. ASSIGNMENT. This Agreement may not be assigned by de Bruin. This Agreement will be binding upon the Company's successors and assigns.

           15. ENTIRE AGREEMENT. This Agreement, together with the Stock Option Agreement attached hereto as Exhibit A, supersedes any and all prior written or oral agreements between de Bruin and the Company, including but not limited to that certain Employment Agreement dated as of June 23, 1997 and that certain Stock Option Agreement dated as of June 23, 1997, and contains the entire understanding of the parties hereto with respect to the terms and conditions of de Bruin's employment with the Company.

           16. GOVERNING LAW. This Agreement will be construed and enforced in accordance with the internal laws and decisions of the State of California.



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                                                                   Exhibit 10.23

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, in counterparts, each of which will be deemed an original, as of the Effective Date.

                                      QUIDEL CORPORATION, a Delaware corporation



                                        By:     /S/  RICHARD C.E. MORGAN
                                                --------------------------------
                                                Chairman of the Board



                                                /S/  ANDRE de BRUIN
                                                --------------------------------
                                                ANDRE de BRUIN



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                                                                   Exhibit 10.23



                                    EXHIBIT A

                             Stock Option Agreement



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